EXHIBIT INDEX

(a)(3)   Articles of Amendment, dated April 21, 2006.

(d) Investment Management Services Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(e) Distribution Agreement, amended and restated, dated May 1, 2006, between Registrant and Ameriprise Financial Services, Inc.

(g)(1) Custodian Agreement, amended and restated, dated May 1, 2006, between Registrant and Ameriprise Trust Company.

(h)(2) Administrative Services Agreement, amended and restated, dated May 1, 2006, between Registrant and Ameriprise Financial, Inc.

(h)(3) Transfer Agency Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Service Corporation.

(h)(4) Class Y Shareholder Service Agreement, amended and restated, dated May 1, 2006 between Registrant and Ameriprise Financial Services, Inc.

(h)(5) License Agreement, amended and restated, dated May 1, 2006 between Ameriprise Financial, Inc. and RiverSource Funds.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m) Plan and Agreement of Distribution, amended and restated, dated May 1, 2006, between Registrant and Ameriprise Financial Services, Inc.

(n)      Rule 18f - 3 Plan, amended and restated, dated May 1, 2006.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.